October 22, 2002                                                   Exhibit 10.64

Claudio Quarta
Chief Executive Officer and CEO
BioSearch Italia, S.p.A.
via R. Lepetit, 34
21040 Gerenzano, Italy

Re:  License and Supply Agreement dated October 8 , 2001

Dear Claudio:

        As we have discussed, Genome Therapeutics believes that it is uncertain as to whether the clinical development program for ramoplanin can be completed and a new drug application ("NDA") filed by *****. This uncertainty is due to a number of factors, which we both acknowledge to be beyond our control, including patient compliance with the current sachet dosage form and slow enrollment in the RAVE trial due to restrictive inclusion criteria and competition from other experimental clinical trials for the same patient population.

        Genome Therapeutics has been in contact with the U.S. Food and Drug Administration to discuss changes to the ramoplanin development program, which we believe can expedite its completion. We shall endeavor to identify with the FDA in the reasonably shortest time frame the program changes that will result in the most expeditious development path for Ramoplanin. You and we agree to devise a reasonable timetable based on that development path, and if it should appear that the filing of a NDA is, for reasons beyond our control, not possible by *****, you and we will determine an outside date for the filing of the NDA for Ramoplanin based on the new timetable. The target date so determined will replace the date currently reflected in Section 11.3(b) of the License and Supply Agreement. We both agree that the right granted to Biosearch under
Section 11.3(b) will not be exercised pending determination and insertion of the new date.

----------
*Confidential Treatment has been requested for the marked portions.

BioSearch Italia, S.p.A.
October 22, 2002
Page 2

        I appreciate your working with us on this issue and doing, as we have in the past, what is best for the clinical development of Ramoplanin. I look forward to continuing our collaboration in the future.

        Except as set forth in this letter, the License and Supply Agreement remains unchanged. Please acknowledge your agreement with provisions of this letter by signing in the space provided and returning a copy to me.

                                                 Genome Therapeutics, Corp.

                                                 By:
                                                    ----------------------------
                                                      Steven M. Rauscher
                                                    Chief Executive Officer

Agreed and Accepted:

BioSearch Italia, S.p.A.

By:
   -------------------------------
         Claudio Quarta, Ph.D.
        Chief Executive Officer